                                                                    EXHIBIT 99.2

SIRIUS LABORATORIES, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

(AM & G(SM) LOGO)
ALTSCHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants

                                                                               .
                                                                               .
                                                                               .

SIRIUS LABORATORIES, INC.
TABLE OF CONTENTS
DECEMBER 31, 2005 AND 2004

                                                                            Page
                                                                            ----
INDEPENDENT AUDITORS' REPORT                                                  1

FINANCIAL STATEMENTS
   Balance Sheets                                                             2
   Statements of Operations                                                   3
   Statements of Stockholders' Equity (Deficit)                               4
   Statements of Cash Flows                                                   5
   Notes to the Financial Statements                                        6-14

(AM & G(SM) LOGO)
ALTSCHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants

INDEPENDENT AUDITORS' REPORT

Board of Directors of
Sirius Laboratories, Inc.

We have audited the accompanying balance sheet of Sirius Laboratories, Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the year ended December 31, 2004 were audited by other auditors whose report, dated January 20, 2006, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sirius Laboratories, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois
January 31, 2006

SIRIUS LABORATORIES, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

                                                                         2005          2004
                                                                     -----------   -----------
ASSETS

Current assets
   Cash                                                              $   513,390   $    62,874
   Accounts receivable, net of allowances of $168,980 and $89,145,
      respectively                                                       870,775     1,040,344
   Trade inventories                                                     349,523       252,825
   Sample inventories                                                    351,026       399,367
   Deferred cost of sales                                                217,521       350,718
   Prepaid expenses and other current assets                             110,058        52,455
                                                                     -----------   -----------
Total current assets                                                   2,412,293     2,158,583
                                                                     -----------   -----------
Property and equipment, net                                               61,238        47,278
                                                                     -----------   -----------
Other assets
   Deposits                                                               13,936        13,936
   Product rights, not subject to amortization                           175,000       800,000
                                                                     -----------   -----------
Total other assets                                                       188,936       813,936
                                                                     -----------   -----------
Total assets                                                         $ 2,662,467   $ 3,019,797
                                                                     ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
   Line of credit                                                    $        --   $ 1,425,000
   Accounts payable                                                    1,384,601       512,715
   Accrued expenses                                                    1,446,055     2,128,540
   Deferred revenue                                                    1,166,857     1,666,417
                                                                     -----------   -----------
Total current liabilities                                              3,997,513     5,732,672
                                                                     -----------   -----------
Stockholders' equity (deficit)
   Common stock, $.01 par value; 25,000,000 shares authorized;
      20,737,079 and 18,368,764 issued and outstanding
      in 2005 and 2004, respectively                                     207,371       183,688
   Additional paid-in capital                                          6,938,316     6,566,638
   Accumulated deficit                                                (8,480,733)   (9,463,201)
                                                                     -----------   -----------
Total stockholders' equity (deficit)                                  (1,335,046)   (2,712,875)
                                                                     -----------   -----------
Total liabilities and stockholders' equity (deficit)                 $ 2,662,467   $ 3,019,797
                                                                     ===========   ===========


See accompanying notes.                                                        2

SIRIUS LABORATORIES, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                  2005          2004
                                              -----------   -----------
Net sales                                     $10,155,444   $ 7,257,274
Cost of sales                                   1,472,441     2,122,540
                                              -----------   -----------
GROSS PROFIT                                    8,683,003     5,134,734
Selling, general and administrative expense     7,678,060     7,123,832
                                              -----------   -----------
INCOME (LOSS) FROM OPERATIONS                   1,004,943    (1,989,098)
                                              -----------   -----------
Other income (expense)
   Other income                                    72,926
   Interest expense                               (47,624)      (67,301)
   Loss on sale of product rights                 (47,777)
                                              -----------   -----------
                                                  (22,475)      (67,301)
                                              -----------   -----------
NET INCOME (LOSS)                             $   982,468   $(2,056,399)
                                              ===========   ===========


See accompanying notes.                                                        3

SIRIUS LABORATORIES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2005 AND 2004

                                         Common Stock
                                    ---------------------   Additional
                                     Number of                Paid-in    Accumulated
                                      Shares      Amount      Capital      Deficit        Total
                                    ----------   --------   ----------   -----------   -----------
Balance, January 1, 2004             6,874,014   $ 68,740   $6,267,249   $(7,406,802)  $(1,070,813)
Stock options exercised                  1,750         18        1,732                       1,750
Stock rights issued                 11,493,000    114,930       57,465                     172,395
Stock option compensation expense                              240,192                     240,192
Net loss                                                                  (2,056,399)   (2,056,399)
                                    ----------   --------   ----------   -----------   -----------
Balance, December 31, 2004          18,368,764    183,688    6,566,638    (9,463,201)   (2,712,875)
Stock options exercised                111,750      1,118       36,132                      37,250
Stock rights issued                  2,256,565     22,565       11,285                      33,850
Stock option compensation expense                              324,261                     324,261
Net income                                                                   982,468       982,468
                                    ----------   --------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 2005          20,737,079   $207,371   $6,938,316   $(8,480,733)  $(1,335,046)
                                    ==========   ========   ==========   ===========   ===========


See accompanying notes.                                                        4

SIRIUS LABORATORIES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                2005          2004
                                                            -----------   -----------
OPERATING ACTIVITIES
   Net income (loss)                                        $   982,468   $(2,056,399)
   Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
      Depreciation                                               18,299        20,710
      Stock option compensation                                 324,261       240,192
      Loss on sale of product rights                             47,777
      Changes in operating assets and liabilities
         Accounts receivable                                    169,569       341,748
         Trade inventories                                      (96,698)      249,137
         Sample inventories                                      48,341       552,340
         Deferred cost of sales                                 133,197      (161,090)
         Prepaid expenses and other current assets              (57,603)       (6,268)
         Accounts payable                                       871,886      (965,890)
         Accrued expenses                                      (682,485)      401,593
         Deferred revenue                                      (499,560)      831,123
                                                            -----------   -----------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        1,259,452      (552,804)
                                                            -----------   -----------
INVESTING ACTIVITIES
   Purchase of equipment                                        (32,259)       (8,142)
   Proceeds from sale of product rights                         577,223
                                                            -----------   -----------
   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES          544,964        (8,142)
                                                            -----------   -----------
FINANCING ACTIVITIES
   Proceeds from line of credit                                               225,000
   Payment of line of credit                                 (1,425,000)
   Proceeds from exercise of options                             37,250         1,750
   Proceeds from stock rights issuance                           33,850       172,395
   Deposits                                                                     6,968
                                                            -----------   -----------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       (1,353,900)      406,113
                                                            -----------   -----------
INCREASE (DECREASE) IN CASH                                     450,516      (154,833)
CASH
   Beginning of year                                             62,874       217,707
                                                            -----------   -----------
   END OF YEAR                                              $   513,390   $    62,874
                                                            ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Interest paid                                            $    47,624   $    67,301
                                                            ===========   ===========


See accompanying notes.                                                        5

SIRIUS LABORATORIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Sirius Laboratories, Inc. (the "Company") is a developer and marketer of pharmaceutical dermatology products. The Company's customers, which consist of primarily of pharmaceutical wholesalers, are located throughout the United States.

The following is a summary of the major accounting policies and practices of the
Company:

     ACCOUNTS RECEIVABLE--The Company grants trade credit to its customers located primarily in the United States. Receivables are valued at management's estimate of the amount that will ultimately be collected. The allowance for doubtful accounts is based on the specific identification of uncollectible accounts and the Company's collection experience.

     INVENTORIES--Inventories consist of finished goods and are valued at the lower of cost or market. Cost is determined using the first-in, first-out
     (FIFO) method.

     PROPERTY AND EQUIPMENT--Property and equipment are carried at cost and depreciated over the estimated useful lives, primarily using accelerated methods. The cost of maintenance and repairs is charged to expense as incurred.

     PRODUCT RIGHTS--Product rights are intangible assets with indefinite useful lives and are not amortized. Accordingly, assets not subject to amortization are tested for impairment at least annually. There was no impairment for the years ended December 31, 2005 and 2004. During 2005, the Company sold two of its product rights.

     INCOME TAXES--Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities under their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

     REVENUE RECOGNITION--The Company recognizes revenue in accordance with SAB No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition. The Company's accounting policy for revenue recognition has a substantial impact on its reported results and relies on certain estimates that require difficult, subjective and complex judgments on the part of management. The Company recognizes revenue for sales when substantially all the risks and rewards of ownership have transferred to the customer, which generally occurs on the date of shipment to wholesale customers, with the exceptions described below. Revenue is recognized net of revenue reserves, which consist of allowances for discounts, returns, rebates, chargebacks and fees paid to wholesalers under distribution service agreements.

     In the case of sales made to wholesalers as a result of incentives and that are in excess of the wholesaler's ordinary course of business inventory level, substantially all the risks and rewards of ownership do not transfer upon shipment and, accordingly, such sales have been recorded as deferred revenue and the related costs as deferred expense until the product is sold through to the wholesalers' customers on a FIFO basis.

     SALES RETURN ACCRUAL--The Company accounts for sales returns in accordance with SFAS No. 48 by establishing an accrual in an amount equal to the Company's estimate of sales recorded for which the related products are expected to be returned.

SIRIUS LABORATORIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES, Continued

     The Company determines its estimate of the sales return accrual primarily based on historical experience regarding sales returns, but also considers other factors that could impact sales returns. These factors include levels of inventory in the distribution channel, estimated shelf life, product recalls, product discontinuances, price changes of competitive products, introductions of generic products and introductions of competitive new products. It is the Company's policy to accept returns when product is within six months of expiration. The Company considers all of these factors and adjusts the accrual periodically to reflect actual experience.

     REBATE ACCRUAL--The Company has a wholesaler distribution agreement with one of its major customers. Under this agreement, the Company remits a quarterly fee based on net product sales to the customer. This program was established in 2005.

     RESEARCH AND DEVELOPMENT--Research and development expenses are charged to operations as incurred. During the year ended December 31, 2005 and 2004, labor and materials of $246,000 and $132,308, respectively, were incurred and expensed.

     ADVERTISING AND MARKETING--All costs associated with advertising and marketing are charged to operations as incurred. During the year ended December 31, 2005 and 2004, these expenses of $1,268,164 and $1,743,922, respectively, were incurred and expensed.

     USE OF ESTIMATES--The preparation of financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     FINANCIAL INSTRUMENTS--Financial assets and liabilities are carried at cost. Management believes that due to the short-term nature of these instruments, cost approximates fair market value.

     STOCK-BASED COMPENSATION--Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure," addresses the financial accounting and reporting standards for stock or other equity-based compensation arrangements. The Company has elected to continue to use the intrinsic value-based method to account for employee stock option awards under the provisions of Accounting Principles Board Options ("APB") No. 25, "Accounting for Stock Issued to Employees" and to provide disclosures based on the fair value method in Note 8 as permitted by SFAS 123, as amended by SFAS 148. Under the intrinsic value method, compensation expense, if any, is recognized for the difference between the exercise price of the option and the fair value of the underlying common stock as of a measurement date. The measurement date is the time when both the number of shares and the exercise price is known. Stock or other equity-based compensation for non-employees must be accounted for under the fair value-based method as required by SFAS 123, as amended by SFAS No. 148, and Emerging Issues Task Force ("EITF") No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services" and other related interpretations. Under this method, the equity-based instrument is valued at either the fair value of the consideration received or the equity instrument issued on the measurement date, which is generally the grant date. The resulting compensation cost is recognized and charged to operations over the service period, which is generally the vesting period.

SIRIUS LABORATORIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES, Continued

     As described above, the Company uses the intrinsic value method to measure compensation expense associated with grants of stock options to employees. Had the Company used the fair value method compensation and the net income
     (loss) would have been reported as follows:

                                              2005         2004
                                            --------   -----------
Net income (loss) as reported               $982,468   $(2,056,399)
Effect on net income (loss) if fair value
   method had been used                       69,885        49,714
                                            --------   -----------
Net income (loss) proforma                  $912,583   $(2,106,113)
                                            ========   ===========

     The fair value of the options at the date of grant was estimated using the Lattice model with the following assumptions:

                          2005   2004
                          ----   ----
Expected life (years)        4      4
Risk free interest rate   4.55%  3.78%
Expected volatility         75%    75%

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS Statement No. 123(R), "Share-Based Payment," a revision of SFAS Statement No. 123, which will impact the accounting for employee stock options and other equity-based compensation. The standard requires companies to measure and recognize compensation expense for all stock-based payments at fair value. The adoption of SFAS No. 123(R) will not affect the Company's cash flow or financial position, but it will affect the Company's net income (loss) and earnings per share. In accordance with the revised statement, the Company will recognize the expense attributable to stock options that are granted or vest beginning in 2006.

     CONCENTRATIONS--The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant credit risk on cash held in bank deposit accounts.

     The Company is exposed to concentrations of credit risk relating to accounts receivable. Management performs regular credit evaluations of its customers and allowances for uncollectible accounts are recorded when applicable. For the year ended December 31, 2005, the Company had three pharmaceutical wholesalers that comprised 83 percent of the Company's total sales and 66 percent of accounts receivable. For the year ended December 31, 2004, the Company had three pharmaceutical wholesalers that comprised over 90 percent of the Company's total sales and 89 percent of accounts receivable.

     The Company is dependent upon sole-source suppliers for a number of its products. There can be no assurance that these suppliers will be able to meet the Company's future requirements for such products or that they will be available at favorable terms. Although not anticipated, any extended interruption in the supply of any such products or any significant price increase could have a material adverse effect on the Company's operating results in any given period.

SIRIUS LABORATORIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES, Continued

     ROYALTY AGREEMENTS--The Company has entered into licensing agreements for certain products. Under these agreements, the Company obtained the exclusive rights to market certain products. The Company is obligated to pay royalties based on a percentage of net sales, subject to certain minimum payments.

NOTE 2 PROPERTY AND EQUIPMENT

Property and equipment, at cost, at December 31, 2005 and 2004 consist of the following:

                              2005        2004
                           ---------   ---------
Furniture and fixtures     $   3,896   $   3,896
Equipment                    108,299      82,365
Exhibit booth                 82,380      76,055
                           ---------   ---------
                             194,575     162,316
Accumulated depreciation    (133,337)   (115,038)
                           ---------   ---------
                           $  61,238   $  47,278
                           =========   =========

Depreciation expense for the years ended December 31, 2005 and 2004 was $18,299 and $20,710, respectively.

NOTE 3 ACCRUED EXPENSES

Accrued expenses at December 31, 2005 and 2004 consist of the following:

                                2005         2004
                             ----------   ----------
Salaries and bonus payable   $  211,858   $   18,788
Sales return accrual            675,000    1,965,000
Other                           559,197      144,752
                             ----------   ----------
                             $1,446,055   $2,128,540
                             ==========   ==========

NOTE 4 LINE OF CREDIT

The Company has available a line of credit with a bank totaling $2,000,000. The revolving loan matures on April 30, 2006. The loan bears interest at 1 percent over the bank's prime rate (8.25 percent at December 31, 2005) and is collateralized by the assets of the Company.

The bank requires the Company to maintain one financial covenant. At December 31, 2005, the Company was not in compliance with this covenant and the bank has waived such noncompliance.

At December 31, 2005, there was no outstanding debt due under the loan agreement. At December 31, 2004, the outstanding debt due was $1,425,000.

SIRIUS LABORATORIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 5 INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2005 and 2004 are as follows:

                         2005        2004
                      ---------   ---------
Current               $(364,671)  $(224,405)
Deferred                755,699    (523,274)
Valuation allowance    (391,028)    747,679
                      ---------   ---------
                      $      --   $      --
                      =========   =========

A reconciliation between the effective tax rate and the statutory Federal rate is as follows:

                                               2005        2004
                                            ---------   ---------
Income tax expense (benefit) at statutory
   rates                                    $ 343,864   $(699,176)
State taxes                                    31,930     (65,393)
Permanent differences                          39,987      42,501
Change in valuation allowance                (391,028)    750,730
Other                                         (24,753)    (28,662)
                                            ---------   ---------
                                            $      --   $      --
                                            =========   =========

Deferred income taxes reflect the net effect of temporary differences between carrying amounts for financial reporting purposes and income tax purposes. Deferred income tax consists of the following as of December 31, 2005 and 2004:

                                          2005          2004
                                      -----------   -----------
Deferred tax assets
   Net operating loss carryforwards   $ 1,510,534   $ 1,145,863
   Research tax credits                    72,732        56,742
   Allowance for doubtful accounts         67 592        34 603
   Inventories                             40,000       173,051
   Sample inventories                       2,212        67,932
   Sales return and rebate                270,000       762,774
   Deferred revenue                       379,734       510,728
   Deferred compensation                  252,439       191,710
   Product rights impairment              578,384       641,252
   Contingent liability                    20,000
                                      -----------   -----------
                                        3,193,627     3,584,655
   Valuation allowance                 (3,193,627)   (3,584,655)
                                      -----------   -----------
                                      $        --   $        --
                                      ===========   ===========

Due to the uncertainty of future realization of the net deferred tax asset, a valuation allowance has been placed against this asset.

SIRIUS LABORATORIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 5 INCOME TAXES, Continued

The Company has federal net operating loss carryforwards for tax purposes which, if not utilized, will expire as follows:

2020   $   90,000
2021    1,519,000
2022      569,000
2023      196,000
2024      578,000
2025      824,000
       ----------
       $3,776,000
       ==========

NOTE 6 EMPLOYEE BENEFIT PLAN

The Company sponsors a nondiscriminatory defined contribution plan which covers all employees of the Company. Contributions to the plan are at the discretion of the board of directors. Currently, the plan provides for a Company match of 50 percent of each dollar contributed by employees up to 6 percent of salary. Contributions into the plan were $34,989 and $34,134 for the years ended December 31, 2005 and 2004, respectively.

NOTE 7 STOCK RIGHTS OFFERING

On October 14, 2004 (Date of Record), the Company undertook a stockholder rights offering (Rights Offering) to raise additional proceeds principally for working capital needs and general corporate purposes. Under the Rights Offering, stockholders were granted a subscription right to purchase two additional shares of common stock (at $.015 per share) for each share of common stock held on the Date of Record. The total number of shares offered under this agreement was 13,751,528. In addition, each stockholder who purchased the maximum number of shares was entitled to buy additional shares in the event not all of the stockholders exercised their rights under the Basic Subscription Agreement. At December 31, 2004, the Basic Subscription Agreement was completed and 11,493,000 shares were issued. The additional 2,258,528 shares of rights not issued were offered to the participating stockholders. Of the shares offered, 2,256,565 shares were issued at $.015 per share in January 2005.

SIRIUS LABORATORIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 8 STOCK OPTION PLANS

The Company's 2000 Stock Option Plans (the Plans) provided for the issuance of incentive stock options to employees of the Company and nonqualified options to directors and consultants of the Company. Under the terms of the Plans, options granted became exercisable as established by the board of directors (generally ratably over 2 to 4 years, and generally expire ten years from the date of grant). The Plans also have an antidilution provision which stipulates any changes in the stock structure will also apply to the options. During 2004, the Company undertook a Rights Offering which increased the total authorized, issued and vested options (see Note 7). The number or shares issued or transferred plus the number of shares covered by outstanding awards granted under these Plans were not to exceed 5,100,000 shares for the years ended December 31, 2005 and 2004. As of December 31, 2005, 2,632,000 shares had been issued and 1,872,375 had been vested. As of December 31, 2004, 2,592,000 shares had been issued and 1,667,250 shares had been vested. During the year ended December 31, 2005, 111,750 options with a weighted average cost of $.33 were exercised, 173,250 options with a weighted average cost of $.33 had been forfeited and 325,000 options with a weighted average cost of $.33 had been granted. Prior to the Rights Offering for the year ended December 31, 2004, 1,750 options with a weighted average cost of $1 were exercised, 46,750 options with a weighted average cost of $1 had been forfeited and 252,000 options with a weighted average cost of $1 had been granted.

Upon a change of control of the Company, each of the options become immediately vested. The Company has provided each option holder the right to either exercise with or without cash in exchange for the right to participate in the transaction prior to closing (see Note 12).

NOTE 9 LEASE COMMITMENTS

The Company has a noncancelable operating lease for its office space that expires November 2007. Under the terms of the lease, the Company is responsible for payment of all repairs and maintenance, taxes, and insurance. The Company is also responsible for paying common area maintenance charges. Rental expense for the operating lease during the years ended December 31, 2005 and 2004 was $71,579 and $88,264, respectively.

The Company has numerous operating leases for vehicles which expire at various times from June 2006 through July 2008. The expense incurred under these leases for the year ended December 31, 2005 and 2004 was approximately $158,467 and $137,501, respectively.

At December 31, 2005, approximate future minimum rental payments required are as follows:

         Auto     Facilities     Total
       --------   ----------   --------
2006   $174,274    $ 55,350    $229,624
2007     80,600      50,738     131,338
2008     10,650                  10,650
       --------    --------    --------
       $265,524    $106,088    $371,612
       ========    ========    ========

SIRIUS LABORATORIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 10 COMMITMENTS AND CONTINGENCIES

The Company is involved in certain litigation arising in the ordinary course of business. Although the outcome of these matters cannot presently be determined, management does not expect that the resolution of these matters will have a material adverse effect on the Company's financial position or results of operation.

NOTE 11 RELATED-PARTY TRANSACTIONS

The Company entered into a licensing agreement in February 2001, which was amended in March 2003, February 2004, and January 2005, with a stockholder's company to market Psoriatec (formerly Micanol). The agreement provides that the Company pay royalties based upon sales of Psoriatec by the Company. The agreement provides that no royalties were due in the first 24 months of the agreement term. During the next 60 months, royalties are being paid quarterly based on 25 percent of the total sales of the product with a minimum yearly payment totaling $60,000. This agreement expired January 31, 2006. The amount paid for the years ended December 31, 2005 and 2004 are $100,486 and $250,000, respectively.

The Company also entered into an agreement dated December 2002 with a related party to purchase product rights to topical nicotinamide. According to the agreement, the Company's payment terms are as follows:

     1.   $50,000 within 30 days of the effective date of the contract;

     2.   $50,000 365 days after receipt of the first installment;

     3. 10% of annual net sales for 2005 if greater than $2,000,000 or 5 percent of annual net sales for 2005 if less than $2,000,000. For the year ended December 31, 2005, the Company had accrued $22,251 in other accrued expenses.

     4. After completing the above, the Company can use and sell the Products within the territory, royalty free.

     5. If prior to January 1, 2007, the Company sells, licenses or divests any of the product rights, then the Company will within 90 days pay the related party 25 percent of the consideration received.

     6. If prior to January 1, 2007, the product rights are sold as part of a sale of the assets of the Company or a sale of the entire Company, then the Company will pay within 90 days 25 percent of the net sales of the products for the twelve months immediately preceding the transaction.

NOTE 12 SUBSEQUENT EVENT

On December 30, 2005, the Company and DUSA Pharmaceuticals, Inc. ("Dusa") signed a definitive Merger Agreement ("Merger Agreement") for Dusa to acquire all of the common stock of the Company in exchange for cash and common stock of Dusa worth up to $30,000,000. The parties intend that the transaction be structured as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended. Of the $30,000,000, $8,000,000 less certain expenses will be paid in cash upon closing; $17,000,000 will be paid in shares of Dusa's common stock also on dosing, $3,000,000 of which will be subject to escrow; and up to $5,000,000 in cash or common stock may be paid based on a combination of new product approvals or launches and the achievement of certain pre-determined total cumulative sales milestones for Sirius products within forty-two months from the closing date.

SIRIUS LABORATORIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 12 SUBSEQUENT EVENT, Continued

The number of shares of Dusa common stock is based on the lesser of Dusa's average closing price during the twenty trading days preceding the closing date of the transaction or $10.10. The parties intend that the Dusa shares will be issued as a private placement pursuant to Regulation D. Closing of the transaction is expected in the first quarter of 2006.

                         SIRIUS LABORATORIES, INC.

                         FINANCIAL STATEMENTS
                         DECEMBER 31, 2004 AND 2003

                         TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Board of Directors
     Sirius Laboratories, Inc.
     Vernon Hills, Illinois

We have audited the balance sheets of SIRIUS LABORATORIES, INC. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SIRIUS LABORATORIES, INC. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ PASQUESI SHEPPARD LLC

PASQUESI SHEPPARD LLC

January 20, 2006

                            SIRIUS LABORATORIES, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 2004 AND 2003

                                                                                      2004          2003
                                                                                  -----------   -----------
                                     ASSETS
CURRENT ASSETS:
   Cash                                                                           $    62,874   $   217,707
   Accounts receivable, net of allowances of $89,145 and
      $99,635, respectively                                                         1,040,344     1,382,092
   Trade inventories                                                                  252,825       501,962
   Sample inventories                                                                 399,367       951,707
   Deferred cost of sales                                                             350,718       189,628
   Prepaid expenses and other current assets                                           52,455        46,187
                                                                                  -----------   -----------
         Total current assets                                                       2,158,583     3,289,283
                                                                                  -----------   -----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $115,038 and $96,439
   in 2004 and 2003, respectively                                                      47,278        59,846
                                                                                  -----------   -----------
OTHER ASSETS:
   Deposits                                                                            13,936        20,904
   Product rights, not subject to amortization                                        800,000       800,000
                                                                                  -----------   -----------
         Total other assets                                                           813,936       820,904
                                                                                  -----------   -----------
            Total assets                                                          $ 3,019,797   $ 4,170,033
                                                                                  ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Line of credit                                                                 $ 1,425,000   $ 1,200,000
   Accounts payable                                                                   512,715     1,478,605
   Accrued expenses                                                                 2,128,540     1,726,947
   Deferred revenue                                                                 1,666,417       835,294
                                                                                  -----------   -----------
         Total current liabilities                                                  5,732,672     5,240,846
                                                                                  -----------   -----------
STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value; 25,000,000 shares authorized;                        183,688        68,740
      18,368,764 and 6,874,014 issued and outstanding in 2004 and 2003, respectively
   Additional paid-in capital                                                       6,566,638     6,267,249
   Accumulated deficit                                                             (9,463,201)   (7,406,802)
                                                                                  -----------   -----------
         Total stockholders' equity                                                (2,712,875)   (1,070,813)
                                                                                  -----------   -----------
            Total liabilities and stockholders' equity                            $ 3,019,797   $ 4,170,033
                                                                                  ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                            SIRIUS LABORATORIES, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                  2004          2003
                                              -----------   -----------
NET SALES                                     $ 7,257,274   $ 7,370,903

COST OF SALES                                   2,122,540     2,073,593
                                              -----------   -----------
      Gross profit                              5,134,734     5,297,310

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE     7,123,832     7,216,345
                                              -----------   -----------
      Loss from operations                     (1,989,098)   (1,919,035)

OTHER INCOME (EXPENSE):
   Other income                                        --        43,500
   Interest expense                               (67,301)      (43,861)
                                              -----------   -----------
      Net loss                                $(2,056,399)  $(1,919,396)
                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                            SIRIUS LABORATORIES, INC.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                               COMMON STOCK          ADDITIONAL
                                       ---------------------------     PAID-IN    ACCUMULATED
                                       NUMBER OF SHARES    AMOUNT      CAPITAL      DEFICIT        TOTAL
                                       ----------------   --------   ----------   -----------   -----------
Balance, January 1, 2003                   6,861,764      $ 68,617   $6,042,846   $(5,487,406)  $   624,057
   Stock options exercised                    12,250           123       12,127            --        12,250
   Stock option compensation expense              --            --      212,276            --       212,276
      Net loss                                    --            --           --    (1,919,396)   (1,919,396)
                                          ----------      --------   ----------   -----------   -----------
Balance, December 31, 2003                 6,874,014        68,740    6,267,249    (7,406,802)   (1,070,813)
   Stock options exercised                     1,750            18        1,732            --         1,750
   Stock rights issued                    11,493,000       114,930       57,465            --       172,395
   Stock option compensation expense              --            --      240,192            --       240,192
      Net loss                                    --            --           --    (2,056,399)   (2,056,399)
                                          ----------      --------   ----------   -----------   -----------
Balance, December 31, 2004                18,368,764      $183,688   $6,566,638   $(9,463,201)  $(2,712,875)
                                          ==========      ========   ==========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                            SIRIUS LABORATORIES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                         2004          2003
                                                     -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                          $(2,056,399)  $(1,919,396)
      Depreciation                                        20,710        27,451
      Stock option compensation                          240,192       212,276
      Changes in operating assets and liabilities:
         Accounts receivable                             341,748      (719,383)
         Trade inventories                               249,137      (174,775)
         Sample inventories                              552,340      (748,046)
         Deferred cost of sales                         (161,090)     (189,628)
         Prepaid expenses and other current assets        (6,268)       22,756
         Accounts payable                               (965,890)    1,323,510
         Accrued expenses                                401,593       569,173
         Deferred revenue                                831,123       835,294
                                                     -----------   -----------
            Cash used in operating activities           (552,804)     (760,768)
                                                     -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of product rights                                 --       (50,000)
   Purchase of equipment                                  (8,142)       (7,718)
                                                     -----------   -----------
            Cash used in investing activities             (8,142)      (57,718)
                                                     -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in line of credit                        225,000       950,000
   Deposits                                                6,968            --
   Proceeds from issuance of common stock                  1,750        12,250
   Proceeds from stock rights issuance                   172,395            --
                                                     -----------   -----------
            Cash provided by financing activities        406,113       962,250
                                                     -----------   -----------
            Net (decrease) increase in cash             (154,833)      143,764

CASH AT BEGINNING OF THE YEAR                            217,707        73,943
                                                     -----------   -----------
CASH AT END OF THE YEAR                              $    62,874   $   217,707
                                                     ===========   ===========

                           SUPPLEMENTAL DISCLOSURES:

Cash paid for interest                               $    67,301   $    43,861
                                                     ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

(1)  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Sirius Laboratories, Inc. (the Company) is a developer and marketer of pharmaceutical dermatology products. The Company's customers, which consist primarily of pharmaceutical wholesalers, are located throughout the United States.

The following is a summary of the major accounting policies and practices of the
Company:

     ACCOUNTS RECEIVABLE-

     Accounts receivable are valued at management's estimate of the amount that will ultimately be collected. The allowance for doubtful accounts is based on the specific identification of uncollectible accounts and the Company's collection experience.

     INVENTORIES -

     Inventories consist of finished goods and are valued at the lower of cost or market. Cost is determined using the first in, first out (FIFO) method.

     PROPERTY AND EQUIPMENT -

     Property and equipment consist primarily of furniture and office equipment and are carried at cost and depreciated over the estimated useful lives, primarily using accelerated methods. The cost of maintenance and repairs is charged to expense as incurred. Depreciation expense for the years ended December 31,2004 and 2003 was $20,710 and $27,451, respectively.

     PRODUCT RIGHTS -

     Product rights are intangibles assets with indefinite useful lives and are not amortized. Accordingly, assets not subject to impairment are tested for impairment at least annually. There was no impairment for the years ended December 31,2004 and 2003.

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

     INCOME TAXES -

     Income taxes are accounted for under Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities at each year end and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established to reduce deferred tax assets to the amount likely to be realized.

     REVENUE RECOGNITION -

     The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 101 (SAB), Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition. The Company's accounting policy for revenue recognition has a substantial impact on its reported results and relies on certain estimates that require difficult, subjective and complex judgments on the part of management. The Company recognized revenue for sales when substantially all the risks and rewards of ownership have transferred to the customer, which generally occurs on the date of shipment to wholesale customers, with the exceptions described below. Revenue is recognized net of revenue reserves, which consist of allowances for discounts, returns, rebates, chargebacks and fees paid to wholesalers under distribution service agreements.

     In the case of sales made to wholesalers as a result of incentives and that are in excess of the wholesaler's ordinary course of business inventory level, substantially all the risks and rewards of ownership do not transfer upon shipment, and accordingly, such sales have been recorded as deferred revenue, and the related costs as deferred expense, until the product is sold through the wholesalers' customers, on a FIFO basis.

     SALES RETURNS -

     The Company accounts for sales returns in accordance with SFAS 48 by establishing an accrual in an amount equal to the Company's estimate of sales recorded for which the related products are expected to be returned.

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

     The Company determines its estimate of the sales return accrual primarily based on historical experience regarding sales returns but also considers other factors that could impact sales returns. These factors included levels of inventory in the distribution channel, estimated shelf life, product recalls, product discontinuances, price changes of competitive products, introductions of generic products and introductions of competitive new products. It is the Company's policy to accept returns when product is within six months of expiration. The Company considered all of these factors and adjusts the accrual periodically to reflect actual experience.

     STOCK-BASED COMPENSATION -

     SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure," addresses the financial accounting and reporting standards for stock or other equity-based compensation arrangements. The Company has elected to continue to use intrinsic value-based method of accounting for employee stock option awards under the provisions of Accounting Principles Board Options (APB) No. 25, "Accounting for Stock Issued to Employees" and to provide disclosures based on the fair value method in Note 7 as permitted by SFAS No. 123, as amended by SFAS No. 148. Under the intrinsic value method, compensation expense, if any, is recognized for the difference between the exercise price of the option and the fair value of the underlying common stock as of a measurement date. The measurement date is the time when both the number of shares and the exercise price are known. Stock or other equity-based compensation for non-employees must be accounted for under the fair value-based method as required by SFAS No. 123, as amended by SFAS No. 148, and Emerging Issues Task Force (EITF) No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services" and other related interpretations. Under this method, the equity-based instrument is valued at either the fair value of the consideration received or the equity instrument issued on the measurement date, which is generally the grant date. The resulting compensation cost is recognized and charged to operations over the service period, which is generally the vesting period.

                            SIRIUS LABORATORIES. INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

     As described above, the Company uses the intrinsic value method to measure compensation expense associated with grants of stock options to employees. Had the Company used the fair value method, compensation and the net loss would have been reported as follows:

                                         2004          2003
                                     -----------   -----------
Net loss: as reported                $(2,056,399)  $(1,919,396)
Deduct: effect on net loss if fair
   value method had been used             49,714        53,621
                                     -----------   -----------
Net loss: proforma                   $(2,106,113)  $(1,973,017)
                                     ===========   ===========

     The fair value of the options on the date of grant was estimated using the Lattice model with the following assumptions:

                           2004    2003
                          -----   -----
Expected life (years)         4       4
Risk free interest rate    3.78%   3.14%
Expected volatility       75.00%  75.00%

     Using these assumptions, the weighted average fair market value of the options granted for the years ended December 31,2004 and 2003 were $1.24 and $3.43, respectively.

     In December 2004, the Financial Accounting and Standards Board (FASB) issued SFAS No. 123(R), "Share-Based Payment," a revision of SFAS No. 123, which will impact the accounting for employee stock options and other equity-based compensation. The standard requires companies to measure and recognize compensation expense for all stock-based payments at fair value. The adoption of SFAS No. 123(R) will not affect the Company's cash flow or financial position, but it will affect the Company's net loss and earnings per share. In accordance with the revised statement, the Company will recognize the expense attributable to stock options that are granted or vest in period ending subsequent to December 15, 2005.

     ADVERTISING AND MARKETING -

     All costs associated with advertising and marketing are charged to operations as incurred. During the years ended December 31, 2004 and 2003, $1,743,922 and $2,130,080, respectively, were incurred and expensed.

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

     RESEARCH AND DEVELOPMENT -

     Research and development expenses are charged to operations as incurred. For the years ended December 31, 2004 and 2003, labor and materials of $132,308 and $140,394, respectively, were incurred and expensed.

     USE OF ESTIMATES -

     The preparation of financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FINANCIAL INSTRUMENTS -

     Financial assets and liabilities are carried at cost. Management believes that due to the short-term nature of these instruments, cost approximates fair market value.

     CONCENTRATIONS -

     The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant credit risk on cash held in bank deposit accounts.

     The Company is exposed to concentrations of credit risk relating to accounts receivable. Management performs regular credit evaluations of its customers and allowances for uncollectible accounts are recorded when applicable. For the years ended December 31, 2004 and 2003, the Company had three pharmaceutical wholesaler customers that comprised over 90% of the Company's total sales. These same three wholesale customers represented 89% of the accounts receivable balance at December 31, 2004 and 2003.

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

     ROYALTY AGREEMENTS -

     The Company has entered into licensing agreements for certain products. Under these agreements, the Company obtained the exclusive rights to market certain products. The Company is obligated to pay royalties based on a percentage of net sales, subject to certain minimum payments.

(2) LINE OF CREDIT:

The Company has available a line of credit with a bank totaling $1,600,000. The revolving loan matures on August 1, 2005. The loan bears interest at one percent over the bank's prime rate (6.25% at December 31, 2004) and is collateralized by the assets of the Company. Subsequent to year end, the line of credit was increased to $2,000,000 and was extended through April 30, 2006.

The bank requires the Company to maintain certain financial covenants. At December 31, 2004 and 2003, the Company was in violation of these covenants. Subsequent to year end, the bank waived these violations.

At December 31, 2004 and 2003, there was $1,425,000 and $1,200,000, respectively, outstanding under the loan agreement.

(3) INCOME TAXES:

The provision (benefit) for income taxes consists of the following as of December 31:

                         2004        2003
                      ---------   ---------
Current               $(224,405)  $ (75,951)
Deferred               (523,274)   (645,035)
Valuation allowance     747,679     720,986
                      ---------   ---------
                      $      --   $      --
                      =========   =========

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

Deferred income taxes reflect the net effect of temporary differences in carrying amounts for financial reporting purposes and income tax purposes. Deferred income tax consists of the following as of December 31:

                                          2004          2003
                                      -----------   -----------
Deferred tax assets:
   Net operating loss carryforwards   $ 1,145,863   $   924,510
   Research tax credits                    56,742        46,933
   Accruals and reserves                1,038,360       777,458
   Product rights amortization            641,252       727,945
   Deferred compensation                  191,710       109,495
   Deferred revenue                       510,728       250,635
                                      -----------   -----------
      Total deferred tax assets         3,584,655     2,836,976
   Valuation allowance                 (3,584,655)   (2,836,976)
                                      -----------   -----------
      Net deferred tax asset          $        --   $        --
                                      ===========   ===========

Due to the uncertainty of future realization of the net deferred tax asset, a valuation allowance was placed against this asset. For the years ended December 31, 2004 and 2003, the valuation allowance has been increased by $747,679 and $720,986, respectively, to reflect the increase in the components of the deferred tax asset.

The Company has Federal net operating loss carryforwards for tax purposes which, if not utilized, will expire as follows:

December 31, 2020   $   90,000
December 31, 2021    1,519,000
December 31, 2022      569,000
December 31, 2023      196,000
December 31, 2024      578,000
                    ----------
                    $2,952,000
                    ==========

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

(4)  ACCRUED EXPENSES:

Accrued expenses consisted of the following at December 31:

                                2004         2003
                             ----------   ----------
Salaries and bonus payable   $   18,788   $   48,800
Sales return accrual          1,965,000    1,549,194
Other                           144,752      128,953
                             ----------   ----------
                             $2,128,540   $1,726,947
                             ==========   ==========

(5)  EMPLOYEE BENEFIT PLAN:

The Company sponsors a nondiscriminatory defined contribution plan which covers all employees of the Company. Contributions to the plan are at the discretion of the Board of Directors. Currently, the plan provides for a Company match of 50% of each dollar contributed by employees up to 6% of salary. Contributions into the plan were $34,134 and $46,673 for the years ended December 31, 2004 and 2003, respectively.

(6)  STOCK RIGHTS OFFERING:

On October 14, 2004 (Date of Record), The Company undertook a shareholder rights offering (Rights Offering) to raise additional proceeds principally for working capital needs and general corporate purposes. Under the Rights Offering, shareholders were granted a subscription right to purchase two additional shares of common stock (at $.015 per share) for each share of common stock held on the Date of Record. The total number of shares offered under this agreement was 13,751,528. In addition, each shareholder who purchased the maximum number of shares was entitled to buy additional shares in the event not all of the shareholders exercised their rights under the Basic Subscription Agreement. At December 31, 2004, the Basic Subscription Agreement was completed and 11,493,000 shares were purchased. The additional 2,258,528 shares of rights not purchased were offered to the shareholders. Of the shares offered, 2,256,565 shares were purchased at $.015 per share in January 2005.

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

(7)  STOCK OPTION PLANS:

The Company's 2000 Stock Option Plans (the Plans) provided for the issuance of incentive stock options to employees of the Company and non-qualified options to directors and consultants of the Company. Under the terms of the Plans, stock options granted became exercisable as established by the Board of Directors (generally ratably over two to four years and generally expire ten years from the date of grant). The Plans also have an anti-dilution provision which stipulates any changes in the stock structure will also apply to the options. During 2004, the Company undertook a Rights Offering which increased the total authorized, issued and vested options (see Note 6). The number of shares issued or transferred plus the number of shares covered by outstanding awards granted under these Plans shall not exceed 5,100,000 and 1,700,000 shares for the years ended December 31, 2004 and 2003, respectively. As of December 31, 2004 and 2003,2,592,000 and 660,500 shares had been issued and 1,667,250 and 427,500 shares, respectively, had been vested. Prior to the Rights Offering in 2004,1,750 options with a weighted average cost of $1 were exercised and 46,750 options with a weighted average cost of $1 had been forfeited. During 2003,12,250 options with a weighted average cost of $1 were exercised and 70,750 options with a weighted average cost of $1 had been forfeited.

Upon change of control of the Company, each of the options become immediately vested. The Company has provided each option holder the right to either exercise with or without cash in exchange for the right to participate in the transaction prior to closing (see Note 10).

(8)  LEASE COMMITMENTS:

The Company has a non-cancelable operating lease for its office space that expires November 2007. Under the terms of the lease, the Company is responsible for payment of all repairs and maintenance, taxes, and insurance. The Company is also responsible for paying common area maintenance charges. Rental expense for the operating lease during the years ended December 31, 2004 and 2003 was approximately $88,000 and $83,000, respectively.

The Company has numerous operating leases for vehicles which expire at various times from April 2005 through October 2007. The expense incurred under these leases for the years ended December 31, 2004 and 2003 was approximately $138,000 and $173,000, respectively.

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

At December 31, 2004, approximate future minimum rental payments required are as follows:

                                  AUTO     FACILITIES     TOTAL
                                --------   ----------   --------
2005                            $ 90,188    $ 55,350    $145,538
2006                              27,684      55,350      83,034
2007                              11,022      50,738      61,760
                                --------    --------    --------
Total minimum rental payments   $128,894    $161,438    $290,332
                                ========    ========    ========

(9)  RELATED PARTY TRANSACTIONS:

The Company entered into a licensing agreement in February 2001, which was amended in March 2003 and February 2004, with a related party to market Psoriatec (formerly Micanol). The agreement provides that the Company pay royalties based upon sales. The agreement provides that no royalties are due in the first 24 months of the agreement term. During the next 60 months, royalties will be paid quarterly based on 25% of the total sales of the Psoriatec with a minimum yearly payment totaling $250,000, increasing to $350,000 if a competitor's product is withdrawn from the market. This agreement expires January 31, 2006.

Subsequent to year end, the agreement was amended. Under the terms of the new agreement, royalties will be paid based on 25% of the total sales of the product with the minimum royalty amount per year decreasing to $60,000.

The Company also entered into an agreement dated December 2002 with a related party to purchase product rights to topical Nicotinamide. According to the agreement, the Company's payment terms are as follows:

     1)   $50,000 due within 30 days of the effective date of the contract;

     2)   $50,000 due 365 days after receipt of the first installment;

     3) 10% of annual net sales for 2005 if greater than $2,000,000 or 5% of annual net sales for 2005 if less than $2,000,000.

As of December 31, 2004, the Company paid the second installment for the purchase of the product rights.

                            SIRIUS LABORATORIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

(10) SUBSEQUENT EVENT:

On December 30, 2005, the Company and DUSA Pharmaceuticals, Inc. (Dusa) signed a definitive Merger Agreement (Merger Agreement) for Dusa to acquire all of the common stock of the Company in exchange for cash and common stock of Dusa worth up to $30,000,000. The parties intend that the transaction be structured as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended. Of the $30,000,000, $8,000,000 less certain expenses will be paid in cash upon closing; $17,000,000 will be paid in shares of Dusa's common stock also on closing, $3,000,000 of which will be subject to escrow; and up to $5,000,000 in cash or common stock may be paid based on a combination of new product approvals or launches and the achievement of certain pre-determined total cumulative sales milestones for Sirius products within forty-two months from the closing date. The number of shares of Dusa common stock is based on the lesser of Dusa's average closing price during the twenty trading days preceding the closing date of the transaction or $10.10. The parties intend that the Dusa shares will be issued as a private placement pursuant to Regulation D. Closing of the transaction is expected in the first quarter of 2006.